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                                                                   Exhibit 24.1


                          UNANIMOUS CONSENT RESOLUTIONS
                            OF THE BOARD OF DIRECTORS
                                       OF
                            IAS COMMUNICATIONS, INC.

                                  May 21, 1996


         The following action is hereby taken by the Board of Directors (the "Board") of IAS COMMUNICATIONS, INC., an Oregon corporation, (the "Company") in lieu of a special meeting of the Board as authorized by the Oregon Revised
Statutes:

                                    RECITALS

         A. Gregory Ruff is an employee of the Company.

         B. The Board of the Company and Mr. Ruff desire to amend certain terms of an agreement dated April 11, 1996, to issue Mr. Ruff options to purchase shares of common stock as partial compensation for services rendered to the Company.

                                   RESOLUTIONS

                       AUTHORIZATION TO GRANT AND EXECUTE
                             STOCK OPTION AGREEMENT

         RESOLVED: That the Company is hereby authorized to grant to Gregory Ruff, options to purchase up to 50,000 shares of Class A voting stock, no par value per share, at an exercise price of $1.25 per share (U.S.). The options will vest according to the following schedule: 12,500 shares will be exercisable immediately upon the granting of the option; and additional 12,500 shares will be exercisable 90 days after the date of grant; and additional 12,500 shares will become exercisable 180 days after the date of grant; and the final 12,500 shares will be exercisable 270 days after the date of grant. The options expire one year from the date of grant. The effective date of grant is May 21, 1996.

         FURTHER RESOLVED: That the proper officer of the Company (the "Proper Officer") is authorized to execute a Stock Option Agreement on behalf of the Company with Mr. Ruff, reflecting the foregoing terms.

                      SEC REGISTRATION AND BLUE SKY FILINGS

         FURTHER RESOLVED: That the Proper Officer, with the assistance of counsel, is authorized to execute and file with the Securities and Exchange Commission (the "SEC"), and any applicable state securities authorities, a Registration Statement on Form S-8 (the "Registration Statement"), and any necessary amendments thereto to cause the shares of Common Stock to be issued pursuant to the Stock Option Agreement to be registered or otherwise exempt from registration under the Securities Act of 1933, as amended.
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                                POWER OF ATTORNEY

         FURTHER RESOLVED: That the Proper Officer is authorized to execute a Power of Attorney, and John G. Robertson are hereby authorized to sign on the Company's behalf, the Registration Statement and all amendments and related documents, and to file the same with the SEC.

                                     GENERAL

         FURTHER RESOLVED: That Proper Officer is authorized and directed to do and perform all such other acts and things, to pay all necessary fees, to sign all such documents and certificates and to take such other steps as may be necessary, advisable, convenient or proper to carry out the full intent of the foregoing Resolutions, and to comply fully with all applicable rules and regulations.

                                 PROPER OFFICER

         FURTHER RESOLVED: That for the purposes of the foregoing Resolutions, the Proper Officer of the Company is John G. Robertson, President of the Company.

                             CORPORATE DOCUMENTATION

         FURTHER RESOLVED: That an instrument evidencing the written consent of the directors of the Corporation to the within and foregoing resolutions be placed in the minute book of the Corporation.

                                UNANIMOUS CONSENT

         The undersigned, constituting all of the Directors of IAS COMMUNICATIONS, INC., hereby consent to the foregoing action as of the 21st day of May, 1996. This document may be executed in any number of counterparts, all of which taken together shall constitute one document, and any of the parties referenced below may execute this document by signing any such counterpart.


/s/ John G. Robertson                    /s/ Dr. James Smith
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John G. Robertson                        Dr. James Smith


/s/  Patrick Badgley                     /s/  Paul Lamarche
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Patrick Badgley                          Paul Lamarche